Exhibit 99.1

STOCKHOLDERS APPROVE SALE OF
NOVATEL WIRELESS, INC. BY INSEEGO CORP. TO
T.C.L. INDUSTRIES HOLDINGS (H.K.) LIMITED
AND JADE OCEAN GLOBAL LIMITED

SAN DIEGO—January 10, 2017—Inseego Corp. (successor issuer to Novatel Wireless, Inc.) (Nasdaq: INSG) (the “Company”), a leading global provider of solutions for the Internet of Things (IoT), including software-as-a-service (SaaS), today announced the results of a special meeting of stockholders held to, among other things, approve the adoption of the stock purchase agreement, dated as of September 21, 2016, which provides for the sale by the Company of all of the issued and outstanding shares of the common stock of Novatel Wireless, Inc. to Jade Ocean Global Limited, a subsidiary of T.C.L. Industries Holdings (H.K.) Limited, for $50.0 million in cash (the “Sale”).

The Company’s stockholders approved all proposals put forward at the meeting. In addition to the stock purchase agreement proposal, stockholders approved a proposal to approve an amendment to Novatel Wireless Inc.’s amended and restated certificate of incorporation and a proposal to approve on a non-binding, advisory basis, the compensation that may be paid or become payable to certain of the Company’s named executive officers in connection with the sale of Novatel Wireless, Inc.

The final voting results will be disclosed in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission later today.

About Inseego Corp.

Inseego Corp. (Nasdaq: INSG) is a leading global provider of software-as-a-service (SaaS) and solutions for the Internet of Things (IoT). The Company sells its telematics solutions under the Ctrack brand, including its fleet management, asset tracking and monitoring, stolen vehicle recovery, and usage-based insurance platforms. Inseego Corp. also sells business connectivity solutions and device management services through Novatel Wireless, Inc. and Feeney Wireless (FW). Inseego Corp. has over 30 years of experience providing customers with secure and insightful solutions and analytics, with approximately 590,000 global subscribers, including 182,000 fleet management subscribers. The Company is headquartered in San Diego, California. www.inseego.com Twitter @inseego

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute forward-looking statements. These forward-looking statements relate to a variety of matters, including, without limitation, statements regarding the timing and likelihood of the consummation of the proposed Sale and conditions precedent to consummating the proposed Sale. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as may be required by law. These forward-looking statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For example, the consummation of the proposed Sale is subject to a number of closing conditions, including approval by the Committee on Foreign Investment in the United States (CFIUS), and the failure to satisfy any one of these conditions could result in the transaction not closing. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Inseego Corp. in general, see the risk disclosures in our Annual Report on Form 10-K for the year ended December 31, 2015, and in other subsequent filings made with the SEC by Novatel Wireless, Inc. and Inseego Corp. (available at www.sec.gov).

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Inseego Corp.
Media Relations Contact:

Diana Hoogbruin
(858) 812-0659
dhoogbruin@nvtl.com

Investor Relations Contact:

Michael Sklansky
(858) 431-0792
msklansky@nvtl.com